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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     There is no parent of the Registrant. The Registrant owns 100% of the voting securities of each subsidiary listed below, with the exception of Keebler Foods Company, of which the Registrant owns 55%, except that each subsidiary marked with an asterisk owns 100% of the voting securities of the subsidiary or subsidiaries indented immediately below such marked subsidiary. All subsidiaries listed below are included in the consolidated financial statements of the Registrant.

 Flowers Industries, Inc. ..................................  Georgia
   Flowers Investments, Inc. ...............................  Georgia
  *Flowers Bakeries Brands, Inc. ...........................  South Carolina
     *Flowers Bakeries, Inc. ...............................  Georgia
       *Flowers Baking Company of Florida, Inc. ............  Florida
           Flowers Baking Company of Miami, Inc. ...........  Florida
           Flowers Baking Company of Jacksonville, Inc. ....  Florida
           Flowers Baking Company of Bradenton, Inc. .......  Florida
        Flowers Baking Company of Thomasville, Inc. ........  Georgia
       *Flowers Baking Company of Villa Rica, Inc. .........  Georgia
           Flowers Baking Company of Gadsden, Inc. .........  Alabama
        Flowers Baking Company of Opelika, Inc. ............  Alabama
        Hardin's Bakery, Inc. ..............................  Alabama
        Midtown Bakery, Inc.................................  Alabama
       *Huval Bakery, Inc...................................  Louisiana
          *Bunny Bread, Inc.................................  Louisiana
             Flowers Baking Company of Baton Rouge, Inc.....  Louisiana
        Flowers Baking Company of Jamestown, Inc............  North Carolina
        Flowers Baking Company of Lynchburg, Inc............  Virginia
        Flowers Baking Company of Norfolk, Inc..............  Virginia
        Flowers Baking Company of Morristown, Inc...........  Tennessee
        Schott's Bakery, Inc................................  Texas
        Flowers Baking Company of West Virginia, Inc........  West Virginia
       *Flowers Baking Company of Texas, Inc................  Texas
          *Flowers Baking Company of Tyler, Inc.............  Georgia
             Butterkrust Bakery, Inc........................  Texas
           El Paso Baking Company, Inc......................  Texas
        Flowers Baking Company of Texarkana.................  Arkansas
        Holsum Baking Company...............................  Arkansas
        Shipley Baking Company..............................  Arkansas
   Franklin Baking Company..................................  North Carolina
  *Mrs. Smith's Brands, Inc.................................  South Carolina
     *Mrs. Smith's Bakeries, Inc............................  Georgia
       *European Bakers, Ltd................................  Georgia
           Aunt Fanny's Bakery, Inc.........................  Georgia
       *Dan-co Bakery, Inc..................................  Georgia
           Daniels Home Bakery of North Carolina, Inc.......  North Carolina
        Table Pride, Inc....................................  Georgia
       *Mrs. Smith's Sales Support Group, Inc...............  Georgia
           Mrs. Smith's Foil Company, Inc...................  Georgia
        Flowers Specialty of Suwanee, Inc...................  Georgia
       *Mrs. Smith's Frozen Bakery Distributors, Inc........  Georgia
           Mrs. Smith's Bakeries of Pennsylvania, Inc.......  Georgia
        Flowers Specialty Foods of Montgomery, Inc..........  Alabama
        Flowers Baking Company of South Carolina, Inc.......  South Carolina
        Flowers Baking Company of Fountain Inn, Inc.........  South Carolina
        Flowers Baking Company of Chattanooga, Inc..........  Tennessee
        Flowers Fresh Bakery Distributors, Inc..............  Tennessee
        Mrs. Smith's Bakeries of London, Inc................  Kentucky
        Pies, Inc...........................................  Minnesota
        Stilwell Foods, Inc.................................  Oklahoma
  *Keebler Foods Company....................................  Delaware
       *Keebler Company.....................................  Delaware
           Steamboat Corporation............................  Georgia

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
           Illinois Baking Corporation......................  Delaware
           Keebler Cookie & Cracker Company.................  Nevada
           Hollow Tree Company, L.L.C.......................  Delaware
           Keebler Co./Puerto Rico, Inc.....................  Delaware
           Keebler H.C., Inc................................  Illinois
           Keebler-Georgia, Inc.............................  Georgia
           Keebler Foreign Sales Corporation................  Virgin Islands
           Hollow Tree Financial Company, L.L.C.............  Delaware
           Godfrey Transport, Inc...........................  Delaware
           Bishop Baking Company, Inc.......................  Delaware
           Famous Amos Chocolate Chip Cookie Company,
           L.L.C............................................  Delaware
           Mother's Cookie Company, L.L.C...................  Delaware
           Murray Biscuit Company, L.L.C....................  Delaware
           Barbara Dee Cookie Company, L.L.C................  Delaware
           Little Brownie Bakers, L.L.C.....................  Delaware
           President Baking Company, L.L.C..................  Delaware
           Sunny Cookie Company, L.L.C......................  Delaware
           Sunshine Biscuits, L.L.C.........................  Delaware
           Elfin Equity Co., L.L.C.(1)......................  Delaware
           Keebler Assets Company(2)........................  Delaware
  Keebler Leasing Corp......................................  Delaware
  Shaffer, Clarke & Co., Inc................................  Delaware
  Johnston's Ready-Crust Company............................  Delaware
  Bake-Line Products, Inc...................................  Illinois

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(1) 64.6% owned by Keebler Company and 35.4% owned by Sunshine Biscuits, Inc.
(2) 34% owned by Keebler Company, 33% owned by Keebler-Georgia, Inc. and 33% owned by Keebler Leasing Corp.